UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): November 15, 2016

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	001-08754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17001 Northchase Drive, Suite 100
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Supplementing the prior disclosure in the Company’s Forms 8-K filed August 8, 2016 and October 13, 2016, Alton D. Heckaman, Jr. will continue to serve as Executive Vice President and Chief Financial Officer of the Company, or in such other position as is mutually acceptable to Mr. Heckaman and the Company, for a term ending on the earlier to occur of (a) March 31, 2017, and (b) a date on or after January 15, 2017 that is determined by the Company.
Effective November 15, 2016 (the “Effective Date”), and in connection with Mr. Heckaman’s continued service to the Company as described above, the Company entered into an amendment to the Third Amended and Restated Employment Agreement, dated and effective as of April 22, 2016, by and between the Company and Mr. Heckaman (the “Amendment”). The Amendment provides that Mr. Heckaman shall receive a cash bonus of $300,000 on or prior to March 31, 2017, in lieu of any annual discretionary incentive bonus payment that he may have been eligible to receive for the bonus year ended December 31, 2016. In addition, the Amendment provides that Mr. Heckaman will receive accelerated vesting of any outstanding unvested equity awards held by Mr. Heckaman on November 15, 2016.
This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. A summary of the Third Amended and Restated Employment Agreement between Mr. Heckaman and the Company is included in the Company’s Form 8-K filed April 28, 2016, along with the full agreement as Exhibit 10.7.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Third Amended and Restated Employment Agreement effective as of November 15, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 15, 2016

Swift Energy Company
By:	/s/ Christopher M. Abundis
Christopher M. Abundis Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Third Amended and Restated Employment Agreement effective as of November 15, 2016